Exhibit 99.1

Zevia Announces Third Quarter 2023 Results

Q3 Gross Margin of 45.4%, up 2.1 percentage points year-over-year

LOS ANGELES – November 7, 2023 (BUSINESS WIRE) – Zevia PBC (“Zevia” or the “Company”) (NYSE: ZVIA), the company disrupting the liquid refreshment beverage industry with great tasting, zero sugar beverages made with simple, plant-based ingredients, today reported results for the third quarter ended September 30, 2023.

Third Quarter 2023 Highlights

•
Net sales decreased 2.6% year over year to $43.1 million
•
Unit volume decreased 8.2% year over year to 3.3 million equivalized cases
•
Gross profit margin was 45.4%, up 2.1 percentage points year over year
•
Net loss was $11.3 million, including $1.9 million of non-cash equity-based compensation expense
•
Adjusted EBITDA loss was $9.1 million(1)
•
Loss per share was $0.16 per diluted share to Zevia’s Class A Common stockholders

“The Zevia brand remains healthy with strong demand reflected in continued double-digit velocity growth,” said Amy Taylor, President and Chief Executive Officer. “As expected, net sales were down slightly and operating expenses increased due to customer fulfillment interruptions that occurred during our supply chain transformation, and we are executing our plan to resolve these by year-end. We are seeing progress in improved on-time and in-full deliveries, which will be evident in on-shelf distribution recovery and return to growth in Q4. Our sustained improvement in gross margin is indicative of the health of the business, and promising innovation performance plus distribution expansion initiatives support our expectations to return to double-digit growth for the future.”

Third Quarter 2023 Results

Net sales decreased 2.6% to $43.1 million in the third quarter of 2023 compared to $44.2 million in the third quarter of 2022, as higher price realizations were more than offset by a decrease in volumes due to short-term supply chain logistics challenges.

Gross profit increased 2.1% year-over-year to $19.6 million for the third quarter of 2023 compared to $19.2 million in the third quarter of 2022, and gross profit margin of 45.4% was up 2.1 percentage points compared to the third quarter of 2022. These improvements were primarily driven by pricing increases as well as favorable cost of goods sold from improved rates and product mix, partially offset by lower volumes and higher inventory losses related to the exiting of legacy warehouses and the brand-refresh rollout.

Selling and marketing expenses were $20.5 million, or 47.5%, of net sales in the third quarter of 2023 compared to $12.9 million, or 29.2%, of net sales in the third quarter of 2022. The increase was primarily due to increases in freight and freight transfer costs primarily related to short-term supply chain logistics challenges and higher warehousing costs resulting from increased level of handling and storage costs driven by higher levels of inventory production.

(1) Adjusted EBITDA is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate this measure and a reconciliation thereof to the most directly comparable GAAP measure.

General and administrative expenses were $8.3 million, or 19.1%, of net sales in the third quarter of 2023 compared to $8.3 million, or 18.8%, of net sales in the third quarter of 2022.

Equity-based compensation, a non-cash expense, was $1.9 million in the third quarter of 2023, compared to $6.8 million in the third quarter of 2022. The decrease of $5.0 million was primarily driven by $3.8 million of lower equity-based compensation expense due to the acceleration of vesting of restricted stock unit awards upon retirement of a senior management employee in the third quarter of 2022. The remaining $1.2 million decrease was largely related to the accelerated method of expense recognition on certain equity awards issued in connection with the Company’s IPO in 2021, partially offset by equity-based compensation expense related to new equity awards granted.

Net loss for the third quarter of 2023 was $11.3 million, compared to net loss of $9.2 million in the third quarter of 2022.

Loss per share for the third quarter of 2023 was $0.16 per diluted share to Zevia’s Class A Common stockholders, compared to loss per share of $0.16 in the third quarter of 2022.

Adjusted EBITDA loss was $9.1 million in the third quarter of 2023, compared to an Adjusted EBITDA loss of $2.1 million in the third quarter of 2022. Adjusted EBITDA is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate this measure and a reconciliation thereof to the most directly comparable GAAP measure.

Balance Sheet and Cash Flows

As of September 30, 2023, the Company had $38.5 million in cash and cash equivalents and no outstanding debt, as well as an unused credit line of $20 million compared to $47.4 million in cash and cash equivalents, no outstanding debt, and an unused credit line of $20 million as of December 31, 2022.

2023 Guidance

The Company is narrowing its net sales guidance for the full year of 2023 and reaffirming the high-end of the range, expecting to be between $165 million and $168 million, with fourth quarter projections in the range of $36 million to $39 million.

Webcast

The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss this earnings release. Investors and other interested parties may listen to the webcast of the conference call by logging on via the Investor Relations section of Zevia’s website at https://investors.zevia.com/ or directly here. A replay of the webcast will be available for approximately thirty (30) days following the call.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,’” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “on track,” “outlook,” “plan,” “potential,” “predict,” “project,” pursue,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other similar words, terms or expressions with similar meanings. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, statements regarding 2023 Guidance and anticipated growth, supply chain service levels and our efforts to resolve supply chain logistics challenges, strategic direction, branding, operating environment, distribution, velocity, pricing and costs. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the ability to develop and maintain our brand, our ability to successfully execute on our rebranding strategy and cost reduction initiatives, our ability to restore supply chain service levels on the anticipated timeline, product demand, change in consumer preferences, pricing factors, the impact of inflation on our sales growth and cost structure such as increased commodity, packaging, transportation and freight, warehouse, labor and other input costs and other economic, competitive and governmental factors outside of our control, such as pandemics or epidemics, and adverse global macroeconomic conditions, including rising interest rates, instability in financial institutions and a recessionary environment, potential shutdown of the U.S. government, and geopolitical events or conflicts, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the U.S. Securities and Exchange Commission for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

About Zevia

Zevia PBC, a Delaware public benefit corporation designated as a “Certified B Corporation,” is focused on addressing the global health challenges resulting from excess sugar consumption by offering a broad portfolio of zero sugar, zero calorie, naturally sweetened beverages. All Zevia® beverages are made with a handful of simple, plant-based ingredients, contain no artificial sweeteners, and are Non-GMO Project verified, gluten-free, Kosher, vegan and zero sodium. Zevia is distributed in more than 32,000 retail locations in the U.S. and Canada through a diverse network of major retailers in the food, drug, warehouse club, mass, natural and ecommerce channels.

(ZEVIA-F)

Contacts

Media

Annie Thompson

Edelman Smithfield

713-299-4115

Annie.Thompson@edelmansmithfield.com

Investors

Reed Anderson

ICR

646-277-1260

Reed.Anderson@icrinc.com

ZEVIA PBC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$43,089	$44,239	$128,630	$127,815
Cost of goods sold	23,517	25,071	69,261	73,445
Gross profit	19,572	19,168	59,369	54,370
Operating expenses:
Selling and marketing	20,455	12,916	48,467	42,845
General and administrative	8,250	8,310	23,102	28,257
Equity-based compensation	1,876	6,837	6,614	23,781
Depreciation and amortization	411	326	1,234	1,005
Total operating expenses	30,992	28,389	79,417	95,888
Loss from operations	(11,420)	(9,221)	(20,048)	(41,518)
Other income, net	165	26	908	64
Loss before income taxes	(11,255)	(9,195)	(19,140)	(41,454)
(Benefit) provision for income taxes	(5)	1	31	23
Net loss and comprehensive loss	(11,250)	(9,196)	(19,171)	(41,477)
Loss attributable to noncontrolling interest	3,033	1,712	4,932	12,005
Net loss attributable to Zevia PBC	$(8,217)	$(7,484)	$(14,239)	$(29,472)

Net loss per share attributable to common stockholders
Basic	$(0.16)	$(0.16)	$(0.27)	$(0.72)
Diluted	$(0.16)	$(0.16)	$(0.27)	$(0.72)

Weighted average common shares outstanding
Basic	50,754,470	45,938,507	50,074,992	42,155,463
Diluted	50,754,470	45,938,507	50,074,992	42,155,463

ZEVIA PBC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$38,542	$47,399
Accounts receivable, net	16,372	11,077
Inventories	49,398	27,576
Prepaid expenses and other current assets	2,909	2,607
Total current assets	107,221	88,659
Property and equipment, net	2,472	4,641
Right-of-use assets under operating leases, net	2,103	708
Intangible assets, net	3,929	4,385
Other non-current assets	630	539
Total assets	$116,355	$98,932
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	37,831	$8,023
Accrued expenses and other current liabilities	7,174	8,408
Current portion of operating lease liabilities	576	715
Total current liabilities	45,581	17,146
Operating lease liabilities, net of current portion	1,521	—
Total liabilities	47,102	17,146

Stockholders’ equity
Members’ deficit	—	—
Class A common stock	50	48
Class B common stock	21	22
Additional paid-in capital	195,268	189,724
Accumulated deficit	(94,082)	(79,843)
Total Zevia PBC stockholders’ equity	101,257	109,951
Noncontrolling interests	(32,004)	(28,165)
Total equity	69,253	81,786
Total liabilities and equity	$116,355	$98,932

ZEVIA PBC

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2023	2022
Operating activities:
Net loss	$(19,171)	$(41,477)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash lease expense	423	483
Depreciation and amortization	1,234	1,005
Loss on sale of property, equipment and software, net	101	3
Amortization of debt issuance cost	57	45
Equity-based compensation	6,614	23,781
Changes in operating assets and liabilities:
Accounts receivable, net	(5,295)	(4,491)
Inventories	(21,822)	(5,782)
Prepaid expenses and other assets	(451)	97
Accounts payable	30,312	6,248
Accrued expenses and other current liabilities	(1,234)	1,245
Operating lease liabilities	(436)	(503)
Net cash used in operating activities	(9,668)	(19,346)
Investing activities:
Proceeds from maturities of short-term investments	—	30,000
Purchases of property, equipment and software	(1,557)	(2,182)
Proceeds from sales of property, equipment and software	2,343	—
Net cash provided by investing activities	786	27,818
Financing activities:
Payment of debt issuance costs	—	(334)
Minimum tax withholding paid on behalf of employees for net share settlement	—	(2,130)
Proceeds from exercise of stock options	25	118
Net cash provided by (used in) financing activities	25	(2,346)
Net change from operating, investing, and financing activities	(8,857)	6,126
Cash and cash equivalents at beginning of period	47,399	43,110
Cash and cash equivalents at end of period	$38,542	$49,236

Use of Non-GAAP Financial Information

We use Adjusted EBITDA, a financial measure that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company’s management believes that Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted EBITDA as net income (loss) adjusted to exclude: (1) other income (expense), net, which includes interest (income) expense, foreign currency (gains) losses, and (gains) losses on disposal of fixed assets, (2) provision (benefit) for income taxes, (3) depreciation and amortization, and (4) equity-based compensation. Adjusted EBITDA may in the future also be adjusted for amounts impacting net income related to the Tax Receivable Agreement liability and other infrequent and unusual transactions.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include that (1) it does not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures, (3) it does not consider the impact of equity-based compensation expense, including the potential dilutive impact thereof, and (4) it does not reflect other non-operating expenses, including interest (income) expense, foreign currency (gains) losses and (gains) losses on disposal of fixed assets. In addition, our use of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner, limiting its usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA alongside other financial measures, including our net loss or income and other results stated in accordance with GAAP.

The following table presents a reconciliation of net loss, the most directly comparable financial measure stated in accordance with GAAP, to Adjusted EBITDA for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net loss and comprehensive loss	$(11,250)	$(9,196)	$(19,171)	$(41,477)
Other income, net*	(165)	(26)	(908)	(64)
(Benefit) provision for income taxes	(5)	1	31	23
Depreciation and amortization	411	326	1,234	1,005
Equity-based compensation	1,876	6,837	6,614	23,781
Adjusted EBITDA	$(9,133)	$(2,058)	$(12,200)	$(16,732)

* Includes interest (income) expense, foreign currency (gains) losses, and (gains) losses on disposal of fixed assets.